UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York		14650
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As part of the ongoing restructuring of Eastman Kodak Company (“Kodak” or the “Company”), the Company is making the table below and the information contained therein (collectively, the “Information”) available simultaneously with providing the Information to certain of the holders of its second lien debt securities (the “Applicable Lenders”) who have committed, pursuant to the commitment letter, dated as of December 13, 2012, previously publicly disclosed by the Company, to provide a junior debtor-in-possession credit facility (the “Junior DIP”) to the Company. The Information was prepared in connection with negotiations between the Company and the Applicable Lenders to set financial covenant levels for the exit facility that the Applicable Lenders have agreed to provide to the Company pursuant to the terms of the Junior DIP, subject to the satisfaction of certain conditions.

The Information below is a reconciliation of Commercial Imaging EBITDA as set forth in the January Projections (as defined below) to Covenant EBITDA before Credit Agreement Adjustments which will be used to set financial covenant levels in the exit facility, subject to certain exit facility credit agreement adjustments. The Information below does not reflect the impact of fresh start accounting.

	FYE 2013	FYE 2014	FYE 2015	FYE 2016	FYE 2017
Commercial Imaging EBITDA after Corporate Costs (a)	$167	$209	$287	$360	$494
Personalized Imaging (“PI”) & Document Imaging (“DI”) Activity (b)	(52)	(9)	(5)	—	—

Covenant EBITDA before Credit Agreement Adjustments	$115	$200	$282	$360	$494

(a)	Commercial Imaging EBITDA after Corporate Costs is equal to (i) gross profit, minus (ii) business sales, general & administrative (“SG&A”) and research and development costs, plus (iii) depreciation and amortization, minus (iv) corporate SG&A and corporate research and development costs.
(b)	Assumes the completion of the previously announced dispositions of PI and DI during fiscal year 2013 and includes EBITDA contribution from PI and DI prior to such disposition, stranded costs subsequent to such dispositions, and the estimated costs relating to such dispositions.

The financial projections on which the Information was based were prepared in connection with a presentation to the Applicable Lenders on January 22, 2013 (the “January Projections”). The January Projections were furnished on a Current Report on Form 8-K on January 22, 2013 and the Information is subject to the same limitations and disclaimers set forth in the January Projections. The January Projections are not incorporated by reference herein. The Information is not an update of the January Projections and does not take into account any events or information subsequent to January 22, 2013. The Information was prepared for purposes of discussions with the Applicable Lenders and not for any other purpose and the Company makes no representation and warranty to any person in relation to the Information.

In addition, the projections on which the Information was based reflect numerous estimates and assumptions made by management of the Company with respect to its financial condition, the performance of its business and conditions within its industry, general economic, market and financial conditions and numerous other matters. These factors are difficult to predict accurately and in many cases are outside of the Company’s control. Consequently, it is likely that actual results will differ from those reflected in the Information and such differences may be material. The Company has not made and does not make any representation to any person regarding the Company’s future results. Furthermore, the Company is not required to publicly update the Information to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Information is based are erroneous. In addition, the Information and the January Projections will be further impacted by restructuring activities related to certain obligations including but not limited to domestic and foreign pension obligations, other postretirement obligations (“OPEB”), pre-petition obligations and borrowings. The Company does not make any representation as to how these obligations will be treated as part of the restructuring. In addition, the Information does not reflect the cash costs of the pension and OPEB obligations.

The financial information contained in the Information does not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent accountants have not audited or performed any review procedures on the information contained in either the January Projections or the Information. The Information includes EBITDA measures that are not measures recognized under GAAP. These measures do not purport to be alternatives to measures presented in accordance with GAAP, and do not purport to be an alternative to Net Income (Loss) as a measure of profitability or cash flows from operations as an alternative to liquidity.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K, including the exhibits attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this report on Form 8-K, including the exhibits attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; the Company’s ability to satisfy any of the conditions to the closing of the Junior DIP Facility; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibits attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Rebecca A. Roof
Rebecca A. Roof
Interim Chief Financial Officer

Date: February 8, 2013